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Subsidiaries as of December 31, 1997

Company Name                                   Jurisdiction of Organization
------------                                   ----------------------------
Federacja Sp.zo.o.                                   Poland
ITI Media Group N.V.                                 Netherlands Antilles
Neovision Holding B.V.                               Netherlands
Neovision Sp.zo.o.                                   Poland
Telewizja Wisla Sp.zo.o.                             Poland
TVN Sp.zo.o.                                         Poland
ENDEMOL-Neovision Sp.zo.o.                           Poland
Unidome Beheer B.V.                                  Netherlands
NTP Plus S.A.                                        Poland
Polskie Media S.A.                                   Poland

Media Pro International S.A.                         Romania
Media Vision S.R.L.                                  Romania
Video Vision International S.R.L.                    Romania
Mobil Rom S.A.                                       Romania
Pro TV S.R.L.                                        Romania
Unimedia S.R.L.                                      Romania

International Media Services Ltd.                    Bermuda
Innova Film GmbH.                                    Germany
Enterprise "Intermedia".                             Ukraine
Limited Liability Company "Prioritet".               Ukraine
Broadcasting Company "Studio 1+1".                   Ukraine
Ukraine Advertising Holding B.V.                     Netherlands
Gravis.                                              Ukraine

Ceska Nezavisla Televizni Spolecnost, spol. s.r.o.   Czech Republic
Radio Alfa, a.s.                                     Czech Republic
Alfa Media, spol. s.r.o.                             Czech Republic
Alfa-R, spol. s.r.o.                                 Czech Republic
Media Marketing Services, spol. s.r.o.               Czech Republic
Nova Consulting a.s.                                 Czech Republic
Nova Holding a.s.                                    Czech Republic

Slovenska Televizna Spolocnost, spol. s.r.o.         Slovakia

2002 Kft                                             Hungary
MKTV Rt (Iris TV)                                    Hungary
BK Rt (TV3)                                          Hungary
Videovox Kft                                         Hungary
GammaSat Media Investment Holding Kft                Hungary
Magyarhang Kft                                       Hungary
Veszprem Varosi TVKft                                Hungary

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Company Name                                   Jurisdiction of Organization
------------                                   ----------------------------
MM TV 1, d.o.o.                                      Slovenia
Tele 59, d.o.o.                                      Slovenia
Meglic Telecom, d.o.o.                               Slovenia
Produkcija Plus, d.o.o.                              Slovenia

MTV Regionalfernsehen GmbH                           Germany
CME Germany GmbH                                     Germany
CME Medienbeteiligungen GmbH                         Germany
CME Medienbeteiligungen GmbH &
    Co. Media Enterprises KG                         Germany
CME Medienbeteiligungen GmbH &
    Co. Erste Medienprojekte Berlin KG               Germany
CME Medienbeteiligungen GmbH &
    Co. Zweite Medienprojekte Berlin KG              Germany
Rhein-Main Ballungsraumfernsehen
    Verwaltungs GmbH                                 Germany
Modern Video City-TV Beteiligung
    Verwaltungs GmbH                                 Germany
1ATV Beteiligungsgesellschaft GmbH
    & Co. Betriebs KG                                Germany

CME Media Enterprises B.V.                           Netherlands
CME Czech Republic B.V.                              Netherlands
CME Czech Republic II B.V.                           Netherlands
CME Germany B.V.                                     Netherlands
CME Hungary B.V.                                     Netherlands
CME Poland B.V.                                      Netherlands
CME Romania B.V.                                     Netherlands
CME Slovakia B.V.                                    Netherlands
CME Slovenia B.V.                                    Netherlands
CME Ukraine B.V.                                     Netherlands

CME Media Enterprises UK                             UK
CME Ukraine Holding GmbH                             Austria
CME Development Corporation Inc.                     USA
CME Programming Services Inc.                        USA
Central European Media Enterprises N.V.              Netherlands Antilles